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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of  1934

Date of Report (Date of earliest reported event): June 9, 2005




                                  IVOICE, INC.
                                  ------------
             (Exact name of registrant as specified in its chapter)





 NEW JERSEY                      000-29341                       51-0471976
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 (State of                      (Commission                   (I.R.S. Employer
organization)                   File Number)                 Identification No.)





      750 HIGHWAY 34, MATAWAN, NJ                                    07747
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(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:       (732) 441-7700
                                                          --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
              AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

           On June 15, 2005, iVoice, Inc. (the "Company") received funding for $5 million by delivering a secured promissory note (the "Note") to Cornell Capital Partners, LP. The term of the Note is two years with an annual interest rate of twelve percent (12%). The lender received a fee of five and one-half percent (5 1/2 %), a consulting fee of four and one-half percent (4 1/2 %) pursuant to the Consulting Services Agreement and a structuring fee of $7,500. The Note is secured with substantially all of the Company's assets, excluding cash, pursuant to a Security Agreement and substantially all of the assets of the Company's wholly owned subsidiary, iVoice Acquisition Corp. pursuant to a Security Agreement.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

           On June 9, 2005, the Company's the Board of Directors approved and the Company filed an Amendment to the Certificate of Incorporation with the New Jersey Secretary of State. The Amendment to the Certificate of Incorporation contained the following changes: Article III, Capital Stock, Class A Common Stock Shares, was amended to contain an additional paragraph that provides that upon the occurrence of any transaction, event, or occurrence that would result in fractional shares, the Board of Directors may, but shall not be obligated to, issue one Class A Common Stock share in lieu of issuing such a fractional share, scrip or paying cash equal to the value of such fractional share.

           On June 17, 2005, the Company's Board of Directors approved and the Company filed an Amendment to the Certificate of Incorporation with the New Jersey Secretary of State. The Amendment to the Certificate of Incorporation contained the following changes: the second paragraph of Article III, Capital Stock, Class A Common Stock Shares was deleted in its entirety and replaced with a paragraph that provides that upon the distribution by dividend to the Corporation's shareholders of all of the outstanding shares of its wholly owned subsidiaries, iVoice Technology, Inc., Deep Field Technologies, Inc. and SpeechSwitch, Inc. (collectively referred to as the "Subsidiaries"), any fractional share that may be created by such distribution will be rounded up to a whole share.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

c)  Exhibits

    3.1 Amendment to the Certificate of Incorporation filed with the New Jersey Secretary of State on June 9, 2005
    3.2 Amendment to the Certificate of Incorporation filed with the New Jersey Secretary of State on June 17, 2005
    10.1 $5 million Secured Promissory Note dated May 24, 2005 payable to Cornell Capital Partners, LP.
    10.2 Security Agreement dated May 24, 2005 between iVoice, Inc. and Cornell Capital Partners, LP.
    10.3 Security Agreement dated May 24, 2005 between iVoice Acquisition Corp. and Cornell Capital Partners, LP.
    10.4 Consulting Services Agreement dated May 24, 2005 between iVoice, Inc. and Cornell Capital Partners, LP.
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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVOICE, INC,

Date: June 24, 2005                    By: /s/  Jerome R. Mahoney
                                           ----------------------
                                           Jerome R. Mahoney
                                           President, Secretary and Chief
                                           Executive Officer
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                                INDEX OF EXHIBITS


     3.1 Amendment to the Certificate of Incorporation filed with the New Jersey Secretary of State on June 9, 2005
     3.2 Amendment to the Certificate of Incorporation filed with the New Jersey Secretary of State on June 17, 2005
     10.1 $5 million Secured Promissory Note dated May 24, 2005 payable to Cornell Capital Partners, LP.
     10.2 Security Agreement dated May 24, 2005 between iVoice, Inc. and Cornell Capital Partners, LP.
     10.3 Security Agreement dated May 24, 2005 between iVoice Acquisition Corp. and Cornell Capital Partners, LP.
     10.4 Consulting Services Agreement dated May 24, 2005 between iVoice, Inc. and Cornell Capital Partners, LP.